Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FIRST QUARTER EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, May 10, 2012 - Stage Stores, Inc. (NYSE: SSI) announced today that it will release its first quarter 2012 financial results at 6:00 a.m. Eastern Time on Thursday, May 17, 2012.  The release of the Company’s first quarter financial results will be followed by a conference call, which will be held at 8:30 a.m. Eastern Time on the same day.

Interested parties can participate in the Company’s first quarter conference call by dialing 703-639-1107.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's website at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, June 1, 2012.

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities.  Its stores, which operate under the Bealls, Goody’s, Palais Royal, Peebles, Stage and Steele’s names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family.  The Company operates 829 stores in 40 states.  The Company also has an eCommerce website.  For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

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